UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                  (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount Previously Paid:

            (2)   Form, Schedule or Registration Statement No.:

            (3)   Filing Party:

            (4)   Date Filed:

                                           OLYMPIC CASCADE FINANCIAL CORPORATION

                    Notice of Annual Meeting of Shareholders
               To Be Held Wednesday, March 15, 2006 at 12:00 P.M.

To the Shareholders:

The Annual Meeting of Shareholders of Olympic Cascade Financial Corporation will be held on March 15, 2006 at 12:00 P.M. at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271, for the following purposes:

      1. To elect one (1) Class I director to serve until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified, and to elect two (2) Class II directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and qualified;

      2. To approve and adopt an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Olympic Cascade Financial Corporation" to "National Holdings Corporation;"

      3. To approve and adopt an amendment to the Company's Certificate of Designation to decrease the conversion price of the Company's Series A Preferred Stock to $1.25 per share from $1.50 per share;

      4.    To approve the Company's 2006 Stock Option Plan;

      5. To ratify the appointment of Marcum & Kliegman LLP as independent public accountants for the fiscal year ending September 30, 2006; and

      6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on January 13, 2006 will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by any shareholder of record at the offices of the Company during market hours from March 3, 2006 through the time of the Annual Meeting.

                                        By Order of the Board of Directors


                                        /s/ Robert H. Daskal
                                        --------------------
                                        Robert H. Daskal
                                        Acting Secretary

Chicago, Illinois
January 27, 2006

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                            875 North Michigan Avenue
                                   Suite 1560
                             Chicago, Illinois 60611

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held March 15, 2006

General

The enclosed proxy is solicited on behalf of the Board of Directors of Olympic Cascade Financial Corporation, a Delaware corporation ("Olympic" or the "Company"), for use at the Annual Meeting of Shareholders to be held on March 15, 2006, and any adjournment or postponement thereof. The Annual Meeting will be held at 12:00 P.M. (local time) at the New York offices of the Company's subsidiary, National Securities Corporation ("National") located at 120 Broadway, 27th Floor, New York, New York 10271. This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 are being mailed on or about January 27, 2006 to shareholders entitled to vote at the meeting.

The Company filed a proxy statement with the Securities and Exchange Commission ("SEC") on January 27, 2005 with the intention of holding a 2005 Annual Meeting of Stockholders on March 22, 2005 (the "2005 Meeting"). However, as a result of the continuing extensive strategic planning in connection with the proposed merger between the Company and First Montauk Financial Corp. ("First Montauk"), on March 18, 2005 the Board of Directors of the Company determined to postpone until further notice the 2005 Meeting. On October 24, 2005, the Company and First Montauk mutually agreed to terminate their proposed merger, and the Company has determined to include the matters intended to be voted upon at the 2005 Meeting as part of the 2006 Annual Meeting of Stockholders.

Record Date and Voting Shares

The close of business on January 13, 2006 has been fixed as the record date (the "Record Date") for determining the shareholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 5,064,878 shares of Common Stock, $.02 par value (the "Common Stock"), 33,320 shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock") and 10,000 shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock"). Each share of Series A Preferred Stock is convertible into Common Stock at the current conversion price of $1.50 per share and each share of Series B Preferred Stock is convertible into Common Stock at the conversion price of $.75 per share. The holder of each share of Preferred Stock is entitled to the number of votes equal to the number of shares into which such share of Preferred Stock could be converted at the Record Date. Accordingly, as of the Record Date, there were 8,619,542 shares entitled to vote, consisting of 5,064,878 shares of Common Stock outstanding, 2,221,331 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and 1,333,333 shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Directors are elected by a plurality of the votes, which means that the nominee who receives the largest number of properly executed votes will be elected as a director. Shares that are represented by proxies that are marked "withhold authority" for the election of the director nominee will not be counted in determining the number of votes cast for that person. Proposal Nos. 2 and 3 require the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote on such proposals. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

Voting of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted: the proxy will be voted FOR the election of the Class I director and the Class II directors proposed by the Board of Directors unless the authority to vote for the election of such directors is withheld, unless the proxy contains contrary instructions; the proxy will be voted FOR the approval to adopt an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Olympic Cascade Financial Corporation" to "National Holdings Corporation;" the proxy will be voted FOR the approval to adopt an amendment to the Company's Certificate of Designation to decrease the conversion price of the Series A Preferred Stock to $1.25 per share from $1.50 per share; the proxy will be voted FOR the approval of the Company's 2006 Stock Award and Incentive Plan; the proxy will be voted FOR the approval of Marcum & Kliegman LLP as independent public accountants for the fiscal year ending September 30, 2006; and in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspectors of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Shareholder Proposals for 2007 Annual Meeting

Any shareholder who intends to present a proposal at the Company's 2007 Annual Meeting of Shareholers must ensure that the proposal is received by the Corporate Secretary at Olympic Cascade Financial Corporation, c/o National Securities Corporation, 120 Broadway, 27th Floor, New York, New York 10271:

      o not later than September 27, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

      o on or after December 17, 2006, and on or before December 27, 2006, if the proposal is submitted pursuant to the Company's by-laws, in which case the notice of the proposal must meet certain requirements set forth in our by-laws.

Dissenters' Right of Appraisal

Under Delaware law, stockholders are not entitled to dissenters' rights on any proposal referred to herein.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

At the Annual Meeting, one (1) Class I director will be elected by the shareholders to serve until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified, and two (2) Class II directors will be elected by the shareholders to serve until the 2009 Annual Meeting of Shareholders and until his successor is elected and qualified. The accompanying form of proxy will be voted FOR the election of the nominees listed below to serve as a director, unless the proxy contains contrary instructions.

As of the Record Date, the Board of Directors of the Company is as follows:

                                                              Year in Which
Name                                Class                     Term will Expire
----                                -----                     ----------------
Marshall S. Geller                      I                            2008
Robert J. Rosan                        II                            2006
Norman J. Kurlan                       II                            2006
Mark Goldwasser                       III                            2007
Gary A. Rosenberg                     III                            2007
Peter Rettman                         III                            2007

The members of the Board of Directors of the Company are classified into three
(3) classes, one class of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees to serve as a Class I Director and Class II Directors of the Board of Directors are set forth below. A second position for a Class I Director is currently vacant. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as a director, the proxy holders intend to vote all proxies received by them for the nominee listed below. As of the date of this proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Each shareholder will be entitled to one (1) vote for each share of Common Stock held as of the Record Date. Shares represented by your proxy will be voted in accordance with your direction as to the election as a director of the person listed below as a nominee. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Election requires the affirmative vote by the holders of a majority of the Common Stock voting at the Annual Meeting.

The following sets forth the name and age of all directors and executive officers of the Company and its subsidiaries, all positions and offices to be held with the Company by such persons, and the principal occupations of each during the past five (5) years.

                                                              Class and Year
                                                              In Which Term
Name                                Age                        Will Expire
----                                ---                        -----------

Nominees for Director

Marshall S. Geller                   66                       Class I, 2008
Robert J. Rosan                      74                       Class II, 2009
Norman J. Kurlan                     53                       Class II, 2009

The Board of Directors recommends a vote FOR the election of the nominees as a director of the Company.

Directors Not Standing for Election

                                                              Class and Year
                                                              In Which Term
Name                                Age                        Will Expire
----                                ---                        -----------

Mark Goldwasser                      47                       Class III, 2007
Gary A. Rosenberg                    65                       Class III, 2007
Peter Rettman                        59                       Class III, 2007


Mark Goldwasser         Chairman
                        President and Chief Executive Officer
                        Chairman, President and Chief Executive Officer of
                        National

Mark Goldwasser has served as a director of the Company since December 28, 2001. Mr. Goldwasser joined the Company in June 2000. Mr. Goldwasser was named President in August 2000, Chief Executive Officer in December 2001 and Chairman in April 2005. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his BA with Honors from the University of Capetown in 1979.

Gary A. Rosenberg       Director

Gary A. Rosenberg has served as a director of the Company since its inception in February 1997 and served as its President from August 1997 until April 1998. Mr. Rosenberg was appointed to the Board of National in December 1996, and served as a Director until April 1998. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessors) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. Presently, Mr. Rosenberg is President and Chief Executive Officer of Urban R2 Development Company LLC. In February 2004, Mr. Rosenberg filed for bankruptcy protection under Chapter 7 in the U.S. Bankruptcy Court for the Northern District of Illinois. Mr. Rosenberg is also Chairman and Director of the Rosenberg Foundation; Founder and Chairman of the Real Estate Research Center and a member of the Board at The Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

Peter Rettman           Director
                        Registered Representative of National

Peter Rettman has served as a director of the Company since December 28, 2001. Mr. Rettman has been a stockbroker for more than 35 years, and has served as a Registered Representative of National Securities Corporation since December 1994. Mr. Rettman has taught investments at the University of Washington extension program since 1975. Mr. Rettman is an active venture capital investor, primarily in, but not limited to, the Pacific Northwest.

Robert J. Rosan         Director

Robert J. Rosan has served as a director of the Company since December 28, 2001. He has been a partner in the law firm of Rosan & Rosan P.C. for thirty-three years, specializing in real estate, banking and contract law. Mr. Rosan received his LLB from Columbia Law School, and is an active real estate investor and developer.

Norman J. Kurlan        Director

Norman J. Kurlan has served as a director of the Company since July 28, 2003. Mr. Kurlan is currently an independent commissioned representative with the broker dealer American Portfolios, and has held similar position with Nathan and Lewis Securities. Mr. Kurlan was employed by Bear Stearns & Co. in Private Client Services in New York City from 1981 to 1996. Mr. Kurlan received his BS in business administration from Boston University, an MBA in accounting from St. Johns University and an advanced profession post graduate degree in investment management and finance from New York University.

Marshall S. Geller      Director

Mr. Geller has served as a director of the Company since January 11, 2006. Marshall S. Geller is the Co-Founder and Senior Managing Partner of St. Cloud Capital Partners, L.P., a Los Angeles based private investment fund formed in December 2001. He is also Chairman, CEO and Founding Partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in November 1995. Mr. Geller has spent more than 35 years in corporate finance and investment banking, including 21 years as Senior Managing Director for Bear, Stearns and Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller currently serves as Non-Executive Chairman of the Board of Directors of ShopNBC-Value Vision Media, Inc. (Nasdaq:VVTV) and as director on the boards of GP Strategies Corporation (NYSE:GPX), 1st Century Bank N.A., (Nasdaq:FCNA), Viking Systems, Inc. (VKSY:OB) and Blue Holdings, Inc. (BLHL:OB) and is on the Board of Governors of Cedars-Sinai Medical Center, Los Angeles. Mr. Geller graduated from California State University, Los Angeles, with a BS in Business Administration, where he currently serves on the Dean's Advisory Council for the College of Business & Economics.

Executive Officers

Robert H. Daskal        64 years old      Acting Chief Financial Officer and
                                          Acting Secretary

Robert H. Daskal has served as Acting Chief Financial Officer and Acting Secretary of the Company since January 2002. Mr. Daskal served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from February 1997 through December 2001. From 1994 to 1997, Mr. Daskal was a director, Executive Vice President and Chief Financial Officer of Inco Homes Corporation, and from 1985 to 1994, Mr. Daskal was a director, Executive Vice President-Finance and Chief Financial Officer of UDC Homes, Inc. (and its predecessors). Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his BBA and JD from the University of Michigan in Ann Arbor.

Directors Compensation

Effective January 1, 2004, each outside director is paid a directors fee of $15,000 per annum, payable quarterly. Outside directors are also granted options to purchase 10,000 shares of the Company's Common Stock each year of their tenure, which fully vest six (6) months after the date of issuance. The exercise price of such options equal or exceed fair market value of the Common Stock on the date of grant. The Company reimburses all directors for expenses incurred traveling to and from board meetings. The Company does not pay inside directors any compensation as a director. The compensation for directors was approved by the disinterested members of the Board of Directors. The compensation of the Chairman was approved by the disinterested members of the Compensation Committee.

Certain Relationships and Related Transactions

Messrs. Goldwasser and Rettman have brokerage margin accounts with National. The transactions, borrowings and interest charges in these accounts are handled in the ordinary course of business and are consistent with similar third party customer accounts.

In fiscal year 2002, the Company completed a series of transactions under which certain new investors (collectively, the "Investors") obtained a significant ownership in the Company through a $1,572,500 investment in the Company and by purchasing a majority of shares held by Steven A. Rothstein, a former Chairman, Chief Executive Officer and principal shareholder of the Company (the "Investment Transaction"). The Investors included Triage Partners LLC ("Triage"), an affiliate of Steven B. Sands, a former Chairman of the board of directors of the Company; and One Clark LLC ("One Clark"), an affiliate of Mark Goldwasser, the current Chairman, President and Chief Executive Officer of the Company. The Investors purchased an aggregate of $1,572,500 of Series A Preferred Stock from the Company, which is currently convertible into Common Stock at a price of $1.50 per share. The Company incurred $100,000 of legal costs related to these capital transactions. In connection with the Investment Transaction, Triage also purchased 285,000 shares of Common Stock from Mr. Rothstein and his affiliates at a price of $1.50 per share. In addition, Mr. Rothstein and his affiliates granted Triage a three-year voting proxy on 274,660 shares, the balance of their Common Stock, which expired on December 28, 2004.

Concurrent with the Investment Transaction, two unrelated individual noteholders holding $2.0 million of the Company's debt converted one-half of their debt into the same class of Series A Preferred Stock that was sold in the Investment Transaction. The noteholders also had 100,000 of their 200,000 warrants to acquire shares of Common Stock repriced from an exercise price of $5.00 per share to $1.75 per share. In January 2004, the two noteholders extended the maturity date on the remaining $1.0 million of notes from January 25, 2004 to July 31, 2005. Effective February 1, 2004, the interest rate on the notes was increased from 9% to 12% per annum. Additionally, the remaining 100,000 warrants to acquire shares of Common Stock was repriced from an exercise price of $5.00 per share to $1.25 per share, and the expiration date for all 200,000 warrants was extended to July 31, 2005. In August 2005, the two noteholders extended the maturity date on the notes from July 31, 2005 to July 31, 2007. Additionally, each of the noteholders' warrants to purchase, in the aggregate, 100,000 shares of Common Stock at a price of $1.75 per share expiring on July 31, 2005 was repriced to $1.25 per share, and the expiration date of the noteholders' warrants to purchase, in the aggregate, a total of 200,000 shares of Common Stock at a price of $1.25 per share was extended from July 31, 2005 to July 31, 2007.

In March 2004, the Company's board of directors declared an in-kind dividend on the then outstanding shares of Series A Preferred Stock in the aggregate amount of 3,352 additional shares of Series A Preferred Stock, in payment of approximately $503,000 of dividends accrued through January 31, 2004. Such shares were issued on March 31, 2004. In March 2005, the Company's Board of Directors declared an in-kind dividend in the aggregate of 2,143 shares of Series A Preferred Stock, in payment of approximately $322,000 of dividends accrued through March 31, 2005. Such shares were issued on April 30, 2005.

In February 2001, National Securities Corporation entered into a secured demand note collateral agreement valued at $1.0 million with Peter Rettman, a member of the board of directors of the Company, to borrow securities that can be used by the Company for collateral agreements. This note bears interest at 5% per annum, payable monthly, and initially was scheduled to mature on February 1, 2004. Additionally, Mr. Rettman received a warrant to acquire 75,000 shares of Common Stock with an exercise price of $5.00 per share that was initially scheduled to expire on February 1, 2004. In February 2004, the term of Mr. Rettman's note was extended to March 1, 2005, and Mr. Rettman's warrant was repriced to $1.25 per share, and the expiration date was extended to July 31, 2005. The expiration date for another warrant held by Mr. Rettman to purchase an additional 75,000 shares of Common Stock at a price of $1.75 per share was also extended from January 25, 2004 to July 31, 2005. In February 2005, the term of Mr. Rettman's note was extended to March 1, 2006. In August 2005, Mr. Rettman's warrant to purchase 75,000 shares of Common Stock at a price of $1.75 per share, scheduled to expire on July 31, 2005, was repriced to $1.25 per share, and the expiration date of all the warrants held by Mr. Rettman was extended to July 31, 2007.

In January 2006, the Company completed a transaction under which certain new investors (collectively, the "New Investors") made a $2,000,000 investment in the Company (the "New Transaction") by purchasing an aggregate of (i) $1,000,000 of the Company's newly created Series B Preferred Stock, which is currently convertible into Common Stock at a price of $.75 per share, (ii) 11% convertible promissory notes in the principal amount of $1,000,000, which is convertible into Common Stock at a price of $1.00 per share and (iii) warrants to purchase an aggregate of 300,000 shares of Common Stock at an exercise price of $1.00 per share (subject to adjustment). The investment by the New Investors include $1,700,000 by St. Cloud Capital Partners, L.P. ("St. Cloud"), whose managing partner is Marshall S. Geller, who became a member of the Board of Directors of the Company simultaneous with the closing of the transaction, and $300,000 by two unrelated investors.

Executive Compensation

The following table sets forth the cash compensation paid by the Company to each of its executive officers whose total annual salary and bonus exceeded $100,000 for fiscal year 2005 (the "Named Executive Officers") during the fiscal years ended 2005, 2004 and 2003:

                               ANNUAL COMPENSATION

                                                                       Long- Term
                                                                      Compensation
                                                                       Securities
                                   Year                                Underlying
Name and Capacity                  Ended     Salary (1)      Bonus     Options (2)
----------------------------------------------------------------------------------
Mark Goldwasser                     2005      $316,712      $     --       367,000
Chairman, President and Chief       2004      $250,000      $149,000       250,000
  Executive Officer                 2003      $177,232      $ 40,000            --

Robert H. Daskal                    2005      $160,000      $     --       110,000
Acting Chief Financial Officer      2004      $109,167      $ 39,500        75,000
  and Acting Secretary              2003      $117,960      $     --            --

(1) Amounts include, if any, commissions earned in the normal course of business, fees received for corporate finance services and profit from the sale during the year of the Company's Common Stock obtained through the exercise of options.

(2) Amounts include options that were repriced on February 14, 2005 as described below in "Option Grants in Last Fiscal Year" and "Report on Repricing of Options."

Securities Authorized for Issuance Under Equity Compensation Plans.

The following table sets forth information as of September 30, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

--------------------------------------------------------------------------------------------------------------------
                                                                                             Number of securities
                                                                                            remaining available for
                                Number of securities to be    Weighted-average exercise      future issuance under
                                  issued upon exercise of       price of outstanding       equity compensation plans
                                   outstanding options,         options, warrants and        (excluding securities
        Plan Category               warrants and rights                rights              reflected in column (a))
--------------------------------------------------------------------------------------------------------------------
                                            (a)                          (b)                            (c)
--------------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders                          783,667 (1)                   $1.35                      216,333 (1)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders                           10,000 (2)                  $0.90                       955,497 (2)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Total                                     793,667                       $1.35                    1,171,830
--------------------------------------------------------------------------------------------------------------------

(1) Includes options issued and outstanding under the 2001 Stock Option Plan and shares available for issuance under the 2001 Stock Option Plan.

(2) Includes 10,000 options issued and outstanding under the 1999 Stock Option Plan, and 455,497 and 500,000 shares available for issuance under the 1999 and 2000 Stock Option Plans, respectively.

The purposes of both the 1999 and 2000 Stock Option Plans are to retain the services of valued key employees and consultants of the Company, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and consultants. Stock options granted under these plans have an exercise price not less than the fair market value per share of the Common Stock at the date of grant.

Option Grants In Last Fiscal Year

The Company granted options to certain officers, directors, employees, investment executives and consultants. The options granted to the Named Executive Officers during the fiscal year ended September 30, 2005 are as follows:

                                                    Option Grants in Last Fiscal Year
                          ---------------------------------------------------------------------------------------
                                                                                       Potential Realized Value
                           Number of       % of Total                                   at Assumed Annual Rates
                          Securities        Options                                   of Stock Price Appreciation
                          Underlying       Granted to                                       for Option Term
                            Options        Employees      Exercise     Expiration    ----------------------------
         Name               Granted      in Fiscal Year     Price         Date            5%              10%
-----------------------   ----------     --------------   --------     ----------    ------------    ------------
Mark Goldwasser                60,000        40.00%         $ 1.375     02/14/10       $ 23,000        $ 50,000

Robert H. Daskal               35,000        23.33%         $  1.25     02/14/10       $ 12,000        $ 27,000

The Company also repriced options previously granted to certain officers, directors, employees, investment executives and consultants. The options repriced to the Named Executive Officers during the fiscal year ended September 30, 2005 are as follows:

                                                   Options Repriced in Last Fiscal Year
                          ---------------------------------------------------------------------------------------
                                                                                       Potential Realized Value
                           Number of       % of Total                                  at Assumed Annual Rates
                          Securities        Options                                  of Stock Price Appreciation
                          Underlying       Repiced to                                      for Option Term
                            Options        Employees      Exercise     Expiration    ----------------------------
         Name              Repriced      in Fiscal Year     Price         Date            5%             10%
-----------------------   ----------     --------------   --------     ----------    ------------    ------------
Mark Goldwasser               307,000        58.81%         $ 1.375     02/14/10        $ 117,000       $ 258,000

Robert H. Daskal               75,000        14.37%         $  1.25     02/14/10        $  26,000       $  57,000

Report on Repricing of Options

The following table sets forth information regarding certain options held by the Named Executive Officers that have been repriced during the ten year period ended September 30, 2005

--------------------------------------------------------------------------------------------------------------------
                                             Ten Year Option Repricings
--------------------------------------------------------------------------------------------------------------------
                                                          Market                                      Length of
                                         Number of       price of                                      original
                                        securities       stock at       Exercise                     option term
                                        underlying       time of        price at                      remaining
                                          option        repricing        time of         New           at date
                                        repriced or         or        repricing or    exercise       of repricing
          Name               Date         amended       amendment       amendment       price        or amendment
--------------------------------------------------------------------------------------------------------------------
Mark Goldwasser            02/14/05           12,000           $1.25         $3.875       $1.375            329 days
                          ------------------------------------------------------------------------------------------
                           02/14/05           30,000           $1.25         $6.125       $1.375            195 days
                          ------------------------------------------------------------------------------------------
                           02/14/05           15,000           $1.25         $ 2.00       $1.375    1 year, 363 days
                          ------------------------------------------------------------------------------------------
                           02/14/05          250,000           $1.25         $ 2.75       $1.375   3 years, 343 days
--------------------------------------------------------------------------------------------------------------------
Robert H. Daskal           02/14/05           75,000           $1.25         $ 2.50       $ 1.25   3 years, 343 days
--------------------------------------------------------------------------------------------------------------------

No options were exercised by the Named Executive Officers. The fiscal year end value of unexercised options, are as follows:

    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
-------------------------------------------------------------------------------------------
                                Number of Securities              Value of Unexercised
                               Underlying Unexercised             In-the-Money Options
                             Options at Fiscal Year End            at Fiscal Year End
                           -----------------------------      -----------------------------
         Name              Exercisable     Unexercisable      Exercisable     Unexercisable
------------------------   -----------     -------------      -----------     -------------
Mark Goldwasser                367,000                --        $      --         $      --

Robert H. Daskal               110,000                --        $      --         $      --

Employment Agreements

Pursuant to an agreement dated November 29, 2001, Mr. Goldwasser voluntarily terminated his employment agreement with the Company in exchange for a profit participation in National's branch office at 120 Broadway in New York City. The branch office consists of all the business activities conducted at 120 Broadway as of the date of the agreement, exclusive of retail brokerage activities. National's profit participation was 40% of the net profits generated by the branch office, and Mr. Goldwasser received 20% of the net profits generated by the branch office. In July 2003, the Company and Mr. Goldwasser agreed to terminate the profit participation and to enter into a new employment agreement providing for a base annual salary of $300,000. Mr. Goldwasser has been salaried at that rate since July 2003.

As part of the Investment Transaction, Mr. Daskal entered into a Termination and Consulting Agreement with the Company dated December 14, 2001. The agreement with Mr. Daskal provided for the termination of all provisions and obligations pursuant to his Employment Agreement dated January 1, 1997, as amended on July 1, 1999, his retention as a non-executive employee of the Company for a period of three (3) months, and payment by the Company of a monthly consulting fee of $10,000 for a period of 27 months which was to commence April 1, 2002. Mr. Daskal subsequently agreed to serve as the Company's Acting Chief Financial Officer and Acting Secretary. The effective date of the payment of his monthly consulting fee has been correspondingly deferred.

Meetings of the Board of Directors

During the fiscal year ended September 30, 2005, the Company's Board of Directors met or acted by unanimous written consent a total of 14 times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors.

Committees of the Board of Directors

The Board of Directors has a Compensation Committee, an Audit Committee and an M&A Committee, all the members of which are independent, as defined by Securities and Exchange Commission (the "SEC") rules. Each director attended or participated in 75% or more of the aggregate of the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2005.

The Board of Directors does not currently have a nominating committee. Board of Director nominations are recommended by the directors, which has recommended the nominees named above for election at the 2006 Annual Meeting. In making its nominations, the Board of Director identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background and experiences.

Compensation Committee

The Company's Compensation Committee for fiscal year 2005 consisted of Robert J. Rosan and Gary Rosenberg, both of whom are considered to be "independent." On January 12, 2004, the Compensation Committee adopted a formal Compensation Committee Charter, which contains a detailed description of the committee's duties and responsibilities.

Report of the Compensation Committee

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee is responsible for reviewing and approving the compensation of the Company's Chief Executive Officer and recommending to the Board of Directors the compensation of the Company's other officers and the Company's chairman, consistent with employment contracts, where appropriate. The Committee believes the compensation paid to the Company's Executive Officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

The Company has a compensation program that consists of salary and performance bonus (that are generally reviewed annually) and stock options. For the fiscal year ended September 30, 2004, the Compensation Committee approved a bonus pool, whereby 20% of the Company's net income was paid as a bonus to certain members of the Company's senior management. It is expected that a similar bonus pool plan will be approved by the Compensation Committee for the fiscal year ending September 30, 2006. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and supports the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

Annual cash bonuses are determined by the Compensation Committee. Stock options may be granted to key employees of the Company pursuant to the Company's stock option plan that provides additional incentive to maximize stockholder value. The plans may also utilize vesting periods to encourage option recipients to continue in the employ of the Company. The Company grants stock options to its officers, directors, employees, investment executives and consultants.

The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short and long-term rewards necessary to attract motivate and retain an excellent management team.

The Company intends to comply with the requirements of Section 162 (m) of the Internal Revenue Code of 1986 for the fiscal year 2006.

Compensation of the Chief Executive Officer. In July 2003, the Company and Mr. Goldwasser agreed to terminate Mr. Goldwasser's profit participation in National's branch office at 120 Broadway in New York City, and to enter into a new employment agreement providing for a base annual salary of $300,000. Mr. Goldwasser has been salaried at that rate since July 2003. The terms of the employment agreement will reflect the recognition of Mr. Goldwasser's unique skills and importance to the Company. The amount of Mr. Goldwasser's compensation reflects the Committee's philosophy as stated above, and for fiscal year 2005 included a base salary of $300,000.

                             Compensation Committee:
                                 Robert J. Rosan
                                Gary A. Rosenberg

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between any members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Audit Committee

The Audit Committee for fiscal year 2005 consisted of Gary A. Rosenberg, Robert
J. Rosan and Norman J. Kurlan. The members are "independent" as defined in SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

On January 22, 2003, the Board adopted a charter for the Audit Committee, as amended and restated on January 12, 2004. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent auditors, reviews the preparations for and the scope of the audit of the Company's annual financial statements, reviews drafts of the statements and monitors the functioning of the Company's accounting and internal control systems by through discussions with representatives of management, the independent auditors and the internal auditors.

Under new SEC rules, companies are required to disclose whether their audit committees have an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934 and whether that expert is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors has determined that Mr. Rosenberg is a "financial expert" and is also "independent."

Audit Committee Report

On December 6, 2005, the Audit Committee met to review the results of the 2005 audit. The Audit Committee reviewed the Company's audited financial statements as of and for the fiscal year ended September 30, 2005 with management and the Company's independent public accountants, Marcum & Kliegman LLP. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Marcum & Kliegman LLP their independence from management and from the Company.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2005 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

                                Audit Committee:
                                Gary A. Rosenberg
                                 Robert J. Rosan
                                Norman J. Kurlan

M&A Committee

The M&A Committee for fiscal year 2005 consisted of Gary A. Rosenberg, Robert J. Rosan and Norman J. Kurlan. The members are "independent" as defined in SEC Rule 10A-3 under the Exchange Act.

The M&A Committee was created in order to negotiate the terms of the Company's proposed transaction with First Montauk, and report to and consult with the Company's management on the status of the discussions with First Montauk during the negotiation process. The M&A Committee was formed in September 2004 and held 7 meetings in fiscal year 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2005, the Company's insiders have complied with all Section 16(a) filing requirements applicable to them.

Comparison of Five-Year Cumulative Total Return

On November 1, 2004 the Company's Common Stock was delisted from The American Stock Exchange (AMEX) and commenced trading on the Over-the-Counter Bulletin Board under the symbol "OLYD".

The following chart and graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return on the common equity of the companies in the AMEX U.S. Index and the AMEX U.S. Financial Index (the "Peer Group") for the period from October 1, 2000 to September 30, 2005. We assume a $100 investment on October 1, 2000, in each of Olympic Cascade Financial Corporation Common Stock, AMEX U.S. Index and the AMEX U.S. Financial Index (the "Peer Group"), and further assume the reinvestment of all dividends.

                           Olympic                                   AMEX
 Measurement Period        Cascade             AMEX            U.S. Financial
(Fiscal Year Covered)     Financial         U.S. Index              Index
 -------------------      ---------         ----------              -----

        2000                100.00             100.00               100.00
        2001                439.44              79.35               145.79
        2002                  9.86              70.52               158.76
        2003                 27.91              88.17               182.30
        2004                 12.09              99.37               197.93
        2005                 16.74             115.08               203.82

                              [LINE GRAPH OMITTED]

Security Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the management of the Company to own beneficially more than five percent (5%) of the voting securities of the Company as of January 26, 2006:

                                         Amount and Nature
        Name and Address of                of Beneficial           Percentage of
         Beneficial Owner                  Ownership (1)               Class
--------------------------------------------------------------------------------
St. Cloud Capital Partners, L.P.               2,238,333 (2)           30.65%
10866 Wilshire Boulevard
Suite 1450
Los Angeles, CA 90024

Mark Goldwasser                                1,056,819 (3)           17.40%
120 Broadway, 27th Floor
New York, NY 10271

Gregory P. Kusnick and                           501,000 (4)            9.00%
Karen Jo Gustafson
5425 Crystal Springs Drive
Bainbridge Island, WA  98110

Gregory C. Lowney and                            501,000 (4)            9.00%
Maryanne K. Snyder
15207 NE 68th Street
Redmond, WA 98052

Triage Partners LLC                              963,199 (5)           16.77%
90 Park Avenue, 39th Floor
New York, NY 10016

Steven A. Rothstein                              449,362 (6)            8.59%
2737 Illinois Road
Wilmette, IL 60091

(1) All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2) Includes 1,133,333 shares issuable upon conversion of 8,500 shares of Series B Preferred Stock, 850,000 shares issuable upon conversion of a convertible promissory note and 255,000 restricted stock warrants.

(3) Includes 628,133 shares issuable upon conversion of 9,422 shares of Series A Preferred Stock owned indirectly through One Clark LLC, 12,425 shares owned by direct family members, and 367,000 shares of vested unexercised stock options and 15,386 restricted stock warrants owned directly.

(4) Includes 401,000 shares issuable upon conversion of 6,015 shares of Series A Preferred Stock and 100,000 restricted stock warrants owned as joint tenants with rights of survivorship.

(5) Includes 628,199 shares issuable upon conversion of 9,423 shares of Series A Preferred Stock and 50,000 restricted stock warrants.

(6) Includes 88,750 shares owned by direct family members, and 92,510 shares, 162,999 shares issuable upon conversion of 2,445 shares of Series A Preferred Stock and 5,000 restricted stock warrants owned by retirement plan.

Security Ownership of Management

The following information is furnished as of January 26, 2006 as to each class of equity securities of the Company beneficially owned by all directors and named executive officers of the Company:

                                                                Amount and Nature of
Name of Beneficial Owner                                        Beneficial Ownership     Percent of Class
---------------------------------------------------------------------------------------------------------
Mark Goldwasser - Chairman, President and Chief Executive            1,056,819 (1)             17.40%
Officer

Gary A. Rosenberg - Director                                            35,000 (2)              0.69%

Peter Rettman - Director                                               150,000 (3)              2.88%

Robert J. Rosan - Director                                              30,000 (4)              0.59%

Norman J. Kurlan - Director                                             22,800 (5)              0.45%

Marshall S. Geller - Director                                        2,238,333 (6)             30.65%

Robert H. Daskal - Acting Chief Financial Officer and                  111,875 (7)              2.16%
Acting Secretary

All executive officers and directors of the Company as a             3,644,827 (8)             42.09%
group (seven persons)

(1) Includes 628,133 shares issuable upon conversion of 9,422 shares of Series A Preferred Stock owned indirectly through One Clark LLC, 12,425 shares owned by direct family members, and 367,000 shares of vested unexercised stock options and 15,386 restricted stock warrants owned directly.

(2)   Includes 35,000 shares of vested unexercised stock options.

(3)   Includes 150,000 restricted stock warrants.

(4)   Includes 30,000 shares of vested unexercised stock options.

(5) Includes 2,800 shares owned by a direct family member and 20,000 shares of vested unexercised stock options.

(6) Includes 1,133,333 shares issuable upon conversion of 8,500 shares of Series B Preferred Stock, 850,000 shares issuable upon conversion of a convertible promissory note and 255,000 restricted stock warrants owned indirectly through St. Cloud. Mr. Geller disclaims beneficial ownership of the foregoing securities.

(7)   Includes 110,000 shares of vested unexercised stock options.

(8) Includes 628,133 shares issuable upon conversion of 9,422 shares of Series A Preferred Stock, 1,133,333 shares issuable upon conversion of 8,500 shares of Series B Preferred Stock, 850,000 shares issuable upon conversion of a convertible promissory note, 562,000 shares of vested unexercised stock options and 420,386 restricted stock warrants.

                                   PROPOSAL 2

 TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO
                         NATIONAL HOLDINGS CORPORATION

General

The Company's Certificate of Incorporation currently states that the name of the Corporation is Olympic Cascade Financial Corporation. On November 22, 2005, the Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Certificate of Incorporation to change the name of the Company to National Holdings Corporation.

If the stockholders approve this proposal, the certificate of amendment to the Company's Certificate of Incorporation will be filed with the Delaware Secretary of State, such that Article FIRST will be amended to read in its entirety as follows:

      "FIRST. The name of the corporation (hereinafter called the "Corporation") is National Holdings Corporation."

Reason for the Change of the Name of the Company

The Company was advised by the United States Olympic Committee ("USOC") that pursuant to the Ted Stevens Olympic and Amateur Sports Act of 1998, the USOC is granted the exclusive right to make commercial use in the United States of certain words, including "Olympic." In order to avoid the costs of litigation, the Company entered into a Settlement Agreement with the USOC in June 2003, whereby the Company agreed to change its name. Upon due consideration, the Board of Directors has selected National Holdings Corporation to be the new name of the Company, which more accurately reflects the name of our wholly owned subsidiary National.

The Company does not believe that the proposed amendment will have any material effect on our business, operations, assets or reporting requirements. However, we expect to change our common stock symbol on the Over-the-Counter Bulletin Board shortly following stockholder approval of this proposal.

Stockholders are not required to have new stock certificates issued reflecting the name change. New stock certificates will be issued to stockholders when old stock certificates are returned to our transfer agent in connection with a transfer of shares or if requested by the stockholder. Do not send any stock certificates to us with your proxy card.

If this proposal is approved by the stockholders, it will become effective on the date the certificate of amendment is filed with the Delaware Secretary of State.

Required Vote

Approval of the amendment to the Company's Certificate of Incorporation will require the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote on the proposal at the Annual Meeting.

The Board of Directors recommends a vote FOR the amendment to the Certificate of Incorporation to change the name of the Company to National Holdings Corporation.

                                   PROPOSAL 3

TO AMEND THE CERTIFICATE OF DESIGNATION TO DECREASE THE CONVERSION PRICE OF THE
                            SERIES A PREFERRED STOCK

General

The Company's Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock (the "Certificate of Designation") currently states that the price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be $1.50 per share of Common Stock. On November 22, 2005, the Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Certificate of Designation to reduce the Series A Conversion Price to $1.25 per share.

If the stockholders approve this proposal, the certificate of amendment to the Certificate of Designation will be filed with the Delaware Secretary of State, such that the penultimate sentence of Section 5(a) of the Certificate of Designation will be amended to read in its entirety as follows:

      "The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be $1.25 per share of Common Stock."

Reason for the Decrease in the Series A Conversion Price

In October 2004, the Company entered into a preliminary letter of intent to consummate a merger or other similar combination with First Montauk Financial Corp. ("First Montauk"), a publicly traded company whose wholly owned subsidiary is also a registered broker-dealer with a similar business to National. In February 2005, the Company and First Montauk entered into a definitive merger agreement, and in June 2005, the Company and First Montauk entered into an amended and restated definitive merger agreement. In October 2005, the Company and First Montauk mutually agreed to terminate their proposed merger.

The structure of the merger agreement, and the amended and restated definitive merger agreement, was such that the consummation of the transaction may have been deemed to be a "Liquidity Event" as such term is defined in Section 3(c) of the Certificate of Designation creating the Series A Shares. If the transaction were to deemed to be a Liquidity Event, the holders of the Series A preferred stock would have had the right to have there shares redeemed by the Company.

In order to avoid a possible redemption, the Company requested that a majority of the holders of the Series A Shares waive their rights to a possible redemption. In exchange for such waiver, the Company agreed to submit a proposal to its shareholders to amend the Certificate of Designation to reduce the Series A Conversion Price from $1.50 per share to $1.25 per share.

If this proposal is approved by the stockholders, it will become effective on the date the certificate of amendment is filed with the Delaware Secretary of State.

Required Vote

Approval of the amendment to the Company's Certificate of Designation will require the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote on the proposal at the Annual Meeting.

The Board of Directors recommends a vote FOR the amendment to the Certificate of Designation decreasing the conversion price of the Series A Preferred Stock.

                                   PROPOSAL 4

                 TO APPROVE THE COMPANY'S 2006 STOCK OPTION PLAN

The Board of Directors believe that the availability of stock incentives is an important factor in the Company's ability to not only attract and maintain officers, directors, employees, investment executives and consultants, but also to give them an added incentive to exert their best efforts on behalf of the Company. The Board of Directors also believe that additional shares are needed to provide option grants to key persons during the next year. Accordingly, the Board of Directors adopted the Company's 2006 Stock Option Plan ("2006 Option Plan"), subject to shareholder approval, and reserved 1,500,000 shares of the Common Stock for issuance pursuant to the exercise of options granted under such 2006 Option Plan. The 2006 Option Plan will be effective April 1, 2006, subject to shareholder approval. Once the 2006 Option Plan becomes effective, no further options will be granted under the Company's 1999, 2000 and 2001 Option Plans.

Description of the 2006 Option Plan

The 2006 Option Plan will provide for the grant of either incentive stock options under Section 422 of the Internal Revenue Code or nonstatutory options.

The committee which will administer the 2006 Option Plan (the "Committee") will consist of not less than two directors. Committee members will be non-employee directors as defined by applicable SEC rules and outside directors as defined by Internal Revenue Code regulations. On the day of the Annual Meeting, each individual who, on such date, is a non-employee director shall receive an option for 10,000 shares of Common Stock. With respect to grants of options to non-employee directors, the Board of Directors will administer and interpret the 2006 Option Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the 2006 Option Plan and make any such other determinations and take such other actions it deems necessary or advisable. Subject to any limitations imposed by the Board of Directors of the Company and the terms of the 2006 Option Plan, the Committee periodically will determine which people associated with the Company or its subsidiaries will receive options under the 2006 Option Plan, the type of option, the number of shares covered by the option, the per share purchase price and the terms of the option, which may include limited transferability of non-statutory options to certain family members and certain entities controlled by them. Options shall not otherwise be transferable other than by will or the laws of descent and distribution.

The proposed 2006 Option Plan provides that payment in full for shares purchased under an option shall be made in cash (including check) at the time the option is exercised or, with the consent of the Committee, (i) by tendering shares of Common Stock owned at least six months and valued at the fair market value of such shares on the date the option is exercised, or (ii) by requesting the Company to withhold from issuance that number of shares having a fair market value of such shares on the date of exercise equal to the exercise price.

The number of shares with respect to which options may be granted under the 2006 Option Plan will be one million five hundred thousand (1,500,000) shares, subject to the limitation that the total number of shares with respect to which incentive stock options may be granted shall not exceed One Million Five Hundred Thousand (1,500,000), and such limitations shall be subject to adjustment in certain events. Any shares covered by options which, for any reason, expire or are terminated may be re-optioned under the 2006 Option Plan.

The 2006 Option Plan provides that the option price of incentive stock options shall be not less than 100% of the fair market value of the stock at the time of grant and will be an amount not less than 110% of the fair market value of the stock at the time of grant for options granted to an employee owning 10% or more of the Common Stock. Nonstatutory options shall be granted at a price determined by the Committee. The maximum term of any option under the 2006 Option Plan is ten years from date of grant (five (5) years for employees owning 10% or more of the Common Stock), and the 2006 Option Plan contains provisions with respect to earlier termination of options upon termination of employment.

In the case of specified executive officers of the Company, the number of option shares granted in a fiscal year to any such officer shall not exceed 250,000 shares. In the case of incentive stock options, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.

Members of the Committee are appointed by the Company's Board of Directors and serve at the pleasure of the Board. The Board may at any time amend or discontinue the 2006 Option Plan, provided that no Board action may increase the number of shares available for option (except to adjust for stock splits, etc.), reduce the option price for incentive stock options below 100% of fair market value at date of grant, or change the requirements for eligibility to participate in the 2006 Option Plan without shareholder approval. No options may be granted under the 2006 Option Plan after December 31, 2015.

If shareholders approve the proposed 2006 Option Plan, the Company expects to register one million five hundred thousand (1,500,000) shares issuable upon exercise of option grants under the 2006 Option Plan under the Securities Act of 1933.

Federal Income Tax Consequences

The Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2006 Option Plan.

Options that are not deemed to be deferral arrangements under Section 409A of the Internal Revenue Code (the "Code") would have the following tax consequences: The grant of an option will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an incentive stock option, except that the alternative minimum tax may apply. Upon exercising a nonstatutory option, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise.

Upon a disposition of shares acquired upon exercise of an incentive stock option before the end of the applicable incentive stock option holding periods (two years from the date of grant and one year from the date of exercise of the incentive stock option), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the incentive stock option shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount recognized as ordinary income in connection with the option's exercise.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the applicable incentive stock option holding periods before selling the shares.

Some options may be subject to Section 409A of the Code, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant's discretionary exercise of the option (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Section 409A of the Code, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2006 Option Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2006 Option Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2006 Option Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

Required Vote

Approval of the 2006 Option Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the proposal at the Annual Meeting.

The Board of Directors considers the 2006 Option Plan to be in the best interests of the Company and its stockholders and therefore recommends a vote FOR the approval of the 2006 Option Plan.

                                   PROPOSAL 5

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed Marcum & Kliegman LLP, as the independent public accountants for the Company for the fiscal year ending September 30, 2006. The Board of Directors requests that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for fiscal year 2006 and future years. One or more representatives of Marcum & Kliegman LLP may attend the Annual Meeting and, if so, will have an opportunity to make a statement if they so desire, and would be available to answer questions.

Audit Fees. Fees for services performed by Marcum & Kliegman LLP during fiscal years 2005 and 2004 relating to the audit of the consolidated annual financial statements and preparation of Federal and state income tax returns were approximately $219,000 and $173,000, respectively.

Audit-Related Fees. "Audit-related fees" include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the "audit fees" mentioned above. There were no such fees paid in fiscal years 2005 or 2004.

Tax Fees. The fees billed in fiscal years 2005 and 2004 for tax compliance, tax advice or tax planning are included in Audit Fees above.

All Other Fees. There were no fees for other audit related services in fiscal years 2005 and 2004.

Pre-Approval Policies

Pursuant to the rules and regulations of the SEC, before the Company's independent accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company's audit committee or entered into pursuant to the committee's pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting is needed to ratify the appointment of Marcum & Kliegman LLP as the Company's independent auditors.

The Board of Directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman LLP as independent public accountants for the Company in fiscal year 2006.

                                 OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Shareholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                                        By Order of the Board of Directors


                                        /s/ Robert H. Daskal
                                        --------------------
                                        Robert H. Daskal
                                        Acting Secretary

                                    EXHIBIT A

                      Olympic Cascade Financial Corporation

                             2006 Stock Option Plan

      1. Purpose of the Plan. Under this 2006 Stock Option Plan of Olympic Cascade Financial Corporation, eligible employees, key independent contractors and advisors and non-employee members of the Board of Directors may be granted the opportunity to purchase shares of the Company's common stock under specified terms and conditions. The Plan is designed to enable the Employers to attract, retain and motivate employees, advisors, key independent contractors and non-employee members of the Board of Directors by providing for or increasing their proprietary interests in the Company. The Plan provides for options which qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), as well as options which do not so qualify ("Non-statutory Options"). Any Option granted under Plan will be clearly identified as either an Incentive Option or a Non-statutory Option, and independent contractors, advisors and non-employee directors will only be eligible to receive Non-statutory Options.

      2. Definitions. The following terms, when appearing in the text of this Plan in capitalized form, will have the meanings set out below.

            (a) "Board" will mean the Board of Directors of the Company.

            (b) "Cause" will mean, in connection with the termination of an Optionee's employment with an Employer (or the severance of an independent contractor's service or a non-employee member of the Board of Directors' relationship with an Employer), termination because of: (i) conviction of a felony; (ii) gross negligence or willful misconduct in the performance of the Optionee's duties; (iii) deliberate material injury to any Employer, including but not limited to the property, reputation or goodwill of such Employer, by or permitted by the Optionee; (iii) other willful misconduct by Optionee, including but not limited to sexual misconduct, (iv) breach of the Optionee's written employment or independent contractor agreement; (v) any act or acts of moral turpitude by Optionee which negatively affects the interest, property, operations, business or reputation of any Employer; (vi) Optionee's violation of a federal, state or local law or regulation or any of the ethical standards applicable to any Employer's business which negatively affects the interest, property, operations, business or reputation of any Employer; (vii) a material breach by Optionee of any of an Employer's written policies; or (viii) breach of an Employer's internal financial controls (as defined below). By way of amplification, and not by way of limitation, "Cause" includes unlawful possession, use or sale of illegal narcotics or other controlled substances, being under the influence of illegal narcotics or other controlled substances while performing job duties or operating a vehicle in the course of employment. "Breach of an Employer's internal financial controls" means: (A) actions prohibited by a written conflict of interest or business ethics policy of an Employer made known to the Optionee; (B) engaging or acquiescing in any transaction or transactions which taken together are material and which are not promptly and accurately recorded on the books and records of the appropriate Employer; or (C) engaging in any transaction in the cash or other assets of an Employer for the Optionee's own benefit which is not de minimis and which is not approved or ratified by the Board, either by specific resolution or the adoption of a general policy. If an Employer could have terminated an employee's employment (or severed an independent contractor's service relationship) for Cause, but lacked actual knowledge of any act or omission described above at the time of termination, the termination will nevertheless be deemed for Cause upon the later discovery of such act or omission. Whether a termination is for "Cause" shall be determined, in its sole discretion, by the Company. A determination that a termination is for Cause, as defined above, will be effective only for the purpose of the Plan and will not be determinative with respect to any other contract or arrangement between an Employer and the Optionee, unless the Company makes a specific determination to the contrary. The Committee may vary this definition, at its discretion, in the case of any individual Option Agreement. Notwithstanding the foregoing provisions of this subsection (b), in the case of an Optionee who has entered into a written employment or independent contractor agreement with an Employer, if such agreement contains a specific definition of "Cause", the term "Cause" as used herein shall have the meaning ascribed to it in such employment agreement.

            (c) "Code" will mean the Internal Revenue Code of 1986, as the same may from time to time be amended. References to sections of the Code will include the corresponding provisions of any subsequent and applicable federal tax law.

            (d) "Committee" will mean the committee appointed by the Board pursuant to Section 14, which will have the duty and power to administer this Plan, including, but not limited to the duties and powers of designating Optionees, granting Options and fixing the terms of Option Agreements in a manner consistent with this Plan.

            (e) "Company" will mean Olympic Cascade Financial Corporation, a Delaware corporation and, in the appropriate circumstances, any successor in interest.

            (f) "Disabled Optionee" will mean an Optionee who is disabled within the meaning of section 422(c)(6) of the Code. The Committee may vary this definition, at its discretion, in the case of any individual Option Agreement, to the extent that such Option Agreement applies to Non-statutory Options or to key independent contractors. The determination of the Committee as to whether an Optionee is a Disabled Optionee shall be final and binding on all persons.

            (g) "Effective Date" will mean April 1, 2006, subject to shareholder approval of the Plan.

            (g) "Employer" will mean the Company and any "subsidiary corporation" of the Company, as that term is defined by section 424(f) of the Code, as may now or hereafter exist. For the purposes of this Plan, cessation of the employment (or independent contractor) relationship with one Employer, followed by continued or new employment (or an independent contractor relationship, in the case of an individual who was originally an independent contractor) with another Employer, will not be deemed to be a termination of employment (or the independent contractor relationship).

            (i) "Executive Officer" means those individuals who, on the last day of the taxable year at issue (i) served as the Company's chief executive officer or was acting in a similar capacity, regardless of compensation level; and (ii) the four most highly compensated executive officers (other than the chief executive officer) all as determined pursuant to Treasury Regulation ss.1.162-27(c)(2).

            (j) "Fair Market Value" will mean, with respect to the Stock, the price determined in good faith by the Committee in accordance with a valuation method which is consistent with the guidelines set forth in Treasury Regulation ss.1.422-2(e) and any applicable regulations of the Secretary of the Treasury. The determination of the Committee will be final and binding on all Optionees.

            (k) "Option" will mean the grant to an eligible employee, independent contractor, advisor or non-employee member of the Board of Directors of the opportunity to purchase a specified number of shares of Stock pursuant to the terms and conditions of this Plan and an Option Agreement.

            (l) "Option Agreement" will mean an agreement entered into between a representative of the Committee (acting on the behalf of the Company) and an individual Optionee and specifying the terms and conditions of the Option granted to the Optionee, which terms and conditions will recite or incorporate by reference: (i) the provisions of this Plan which are not subject to variation; and (ii) the variable terms and conditions of the Option which will apply to that Optionee.

            (m) "Optionee" will mean an eligible employee, independent contractor or non-employee member of the Board of Directors (and, under the appropriate circumstances, the Optionee's guardian: representative, agent, heir, legatee or successor in interest) who has been granted an Option.

            (n) "Plan" will mean this 2006 Stock Option Plan, as set out in this document and as the same may from time to time be amended.

            (o) "Preexisting Plans" means each of the following Company plans: the 1999 Stock Option Plan, the 2000 Stock Option Plan, and the 2001 Stock Option Plan.

            (p) "Stock" will mean the common stock of the Company.

            (q) "Ten Percent Employee" will mean an employee who, immediately prior to the grant of an Option, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock (excluding treasury and authorized, but unissued shares) of any Employer. An employee will be: (i) considered as owning not only shares of stock owned personally, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or haft blood) of the employee; and (ii) considered as owning proportionately any shares owned, directly or indirectly by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. Stock which may be purchased pursuant to the Option will not be deemed to be owned by the employee.

      3. Stock Subject to Plan.

            (a) The aggregate number of shares of Stock which may be issued under Options is One Million Five Hundred Thousand (1,500,000); provided, however, that the total number of shares with respect to which Incentive Options may be granted shall not exceed One Million Five Hundred Thousand (1,500,000), and such limitations shall be subject to the adjustments hereinafter provided. Such number of shares shall be reserved by the Company for options granted under this Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each. Shares of Stock subject to the unexercised portions of any Options which expire, terminate or are canceled may again be subject to Options under the Plan. If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to the Stock, the total number of shares provided for in this Section 3 will be adjusted by the Committee, as it, in its sole discretion, may deem fair, just and equitable, to accurately reflect that event.

            (b) As of the Effective Date, no further options shall be granted under the Preexisting Plans.

      4. Eligibility and Grant.

            (a) The class of individuals eligible to be considered for the grant of Options hereunder will consist of key independent contractors and advisors (as identified by the Committee), members of the Board of Directors who are not employees of the Company, and individuals regularly employed by the Employer.

            (b) The Committee referred to in Section 14 will designate, from among the eligible independent contractors, advisors, and employees, those who will be granted Options and will specify: (i) the number of shares of Stock each such individual will be entitled to purchase pursuant to the Option; and (ii) the nature of each Option as an Incentive Option, a Non-statutory Option or partly each type of Option. Only Non-statutory Options will be granted to independent contractors or other individuals who are not employees of the Company. The Committee may make such grants at any time and in any amounts that it, in its discretion, may designate, subject to the other relevant limitations set out in this Plan.

            (c) The number of Option shares granted in a fiscal year to each Executive Officer shall not exceed Two Hundred and Fifty Thousand (250,000) shares for the fiscal year during which he or she becomes an Executive Officer or for any subsequent fiscal year during which he or she serves as an Executive Officer. The number of shares set forth in this subsection shall be subject to adjustment as provided in Section 3.

            (d) On the day after the date of the Annual Meeting of the Board of Directors, each individual who, on such date, is a member of the Board of Directors and who is not regularly employed by the Company shall receive, an Option for Ten Thousand (10,000) shares of Stock. Each such Option shall be a Non-statutory Option, shall be issued with an exercise price equal to 100% of the Fair Market Value of the Stock on the date of grant, shall be for a term of five (5) years from the date of grant and shall be 100% vested on the date which is the sixth (6th) month anniversary of the date of grant (provided that such individual is still a member of the Board of Directors on such date).

            (e) No Options will be granted under this Plan after December 31, 2015.

      5. $100,000 Incentive Option Exercise Limitation. The aggregate Fair Market Value of the Stock with respect to which an Incentive Option (under this Plan and all incentive stock option plans of the Company, its parent(s) and subsidiaries) is exercisable for the first time by an Optionee during a calendar year will not exceed $100,000. For this purpose, Fair Market Value will be determined as of the time the Incentive Option is granted. To the extent any grant of Incentive Options would, by its terms, be in conflict with the preceding sentence, either of itself or when considered in connection with earlier grants to the same Optionee, the portion of the Option which violates the $100,000 restriction shall be treated as a Non-statutory Option consistent with applicable regulations of the Secretary of the Treasury.

      6. Option Price. The price or consideration that must be supplied by the Optionee to the Company in order to exercise an Option (the "Option Price") will be determined according to the following rules.

            (a) Non-statutory Option Rule. Except as otherwise provided herein, the Option Price of each Non-statutory Option will be determined at the date of grant at the discretion of the Committee.

            (b) General Incentive Option Rule. Except as provided to the contrary in subsection (c) below, the Option Price of each Incentive Option will be determined as of the date of grant by the Committee as an amount not less than one hundred percent (100%) of the then Fair Market Value per share of the Stock covered by the Option.

            (c) Ten Percent Employee Rule. In the case of an Incentive Option granted to a Ten Percent Employee, the Option Price will be determined as of the date of grant by the Committee as an amount not less than one hundred ten percent (110%) of the then Fair Market Value per share of the Stock covered by the Option.

      7. Exercise of Option. Except as otherwise provided herein, the manner in which an Optionee may exercise an Option will be determined according to the following rules.

            (a) Full or Partial Exercise. The Option Agreement may provide for partial exercise in installments. Exercisable Options may be exercisable in full or in part. Notwithstanding anything contained herein to the contrary, the minimum number of shares with respect to which an Option may be exercised in part at any time is one hundred (100) or, if less, all remaining shares with respect to which the Option is vested.

            (b) Period of Exercise. The period of time in which an Option may be exercised will be the period designated in the Option Agreement by the Committee. In the case of an Incentive Option, except as specified below, such period will not exceed ten (10) years from the date the Incentive Option is granted. With respect to the Incentive Options held by a Ten Percent Employee, such period of time will not exceed five (5) years from the date the Incentive Option is granted.

            (c) First Date Exercisable. The Committee will specify in the Option Agreement when an Option will first become exercisable. As a general rule and in cases where the Committee fails to explicitly designate a schedule of when Options first became exercisable, an Option may be first exercised as to an incremental twenty-five percent (25%) of the shares of Stock to which it applies on the date of grant, with an incremental twenty-five percent (25%) of the shares of Stock to which it applies on each of the first three (3) anniversaries of the date of grant following the date of grant, but the Committee may vary or accelerate this schedule at its discretion.

            (d) Change in Control. Unless otherwise determined by the Committee, any and all Options that have been outstanding under the Plan for at least six
(6) months at the time of occurrence of any of the events (a "Change in Control") described in subparagraphs (i), (ii) and (iii) below (an "Eligible Option") shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an "Acceleration Window")":

                  (i) For a period of forty-five (45) days beginning on the day on which any "Person", as such term is used in sections 13(d) and 14 of the Exchange Act (other than a shareholder of the Company on the date of this Plan, the Company, a subsidiary or an employee benefit plan of the Company, including any trustee of such plan acting as trustee) together with all affiliates and associates of such Person, becomes, after the date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of fifty percent (50%) or more of the shares of Stock then outstanding;

                  (ii) Beginning on the date that a tender or exchange offer for Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act, and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the beneficial owner of less than fifty percent (50%) of the shares of Common Stock then outstanding; or

                  (iii) For a period of twenty (20) days beginning on the day on which the shareholders of the Company duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Stock into securities or any entity, or cash, or property, or a combination of any of the foregoing;

provided, however, that with respect to the event specified in subparagraph (i) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has received the prior approval by the affirmative vote of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are director or officers of, or have a material financial interest in any entity (other than the Company) who is a party of the event specified in subparagraph 1(i) above.

            The exercisability of any Eligible Option which remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of this Plan and the Option Agreement.

            (e) Deliveries. In order to exercise all or part of an Option, the Optionee will deliver to the Company:

                  (i) the Notice of Exercise attached to the Option Agreement;
and

                  (ii) the consideration required by Section 8 below.

      8. Payment of Option Price. Payment for Stock purchased under any exercise of an Option will be made in full in cash or cash equivalents concurrently with such exercise. Payment may also be made, at the discretion of the Committee (which discretion may be exercised either at the time of grant or at the time of exercise), according to one or more of the following alternatives; provided, however, that if the Committee decides, at the time of grant, to permit payment in the form of Stock, the Committee may not revoke that permission at a later time.

            (a) Stock. Payment may be made in whole or in part with shares of the same class of Stock that is subject to the Option, delivered in lieu of cash concurrently with such exercise. The shares so delivered will be valued on the basis of the Fair Market Value of the Stock on the date of exercise. However, this alternative method of payment will not be available if the Company is, at the time of attempted exercise, prohibited from purchasing or acquiring the shares of tendered Stock. Notwithstanding the foregoing, the Company shall not be obligated to accept payment of the exercise price pursuant to this paragraph unless the Stock tendered as payment for the exercise price has been held by the Optionee for at least six (6) months.

            (b) Immaculate Exercise. Payment may be made in whole or in part by withholding from Optionee sufficient shares having a Fair Market Value (determined on the date of exercise) equal to the aggregate exercise price.

            (c) Other. Any other method of payment permitted by the Committee, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board. The Company also has the discretion to refuse any other method of payment that would cause the Plan or the option agreements issued thereunder to be treated for accounting purposes as creating stock appreciation rights or other "variable stock plan" characteristics which would cause the Company to recognize a charge to earnings.

      9. Limited Transferability. The Committee shall retain the authority and discretion to permit a Non-statutory Option, but in no case an Incentive Option, to be transferable as long as such transfers are made only to one or more of the following: family members, limited to children of Optionee, spouse of Optionee, or grandchildren of Optionee, or family members as defined in the instructions to SEC Form S-8, or trusts in which Optionee and/or such family members ("Permitted Transferee") have more than 50% of the beneficial interests, provided that such transfer is a bona fide gift and accordingly, the Optionee receives no value for the transfer, as provided in the instructions to SEC Form S-8, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution. Options granted pursuant to this Plan shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise and an Incentive Option shall be exercisable during the lifetime of the individual to whom such option was granted only by such individual. A Permitted Transferee may not subsequently transfer an Option. The designation of a beneficiary shall not constitute a transfer.

      10. Termination and Acceleration of Option. Except as otherwise provided herein and subject to the Committee's discretion to vary these rules in any individual Option Agreement (provided, that, in the case of an Incentive Option, the time periods specified below may be shortened, but not, other than in the case of death or Disability, be lengthened), Options will lapse and the exercise date of Options may be accelerated according to the following rules:

            (a) Termination without Cause. If the employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee who is not a Disabled Optionee is terminated without Cause and for reasons other than death, any Option that is then exercisable under Section 7(c) above will be exercisable by such an Optionee at any time prior to the earliest of expiration date of such Option or within thirty (30) days after the date of termination of employment, independent contractor relationship or service as a member of the Board of Directors, whichever is applicable. All Options not exercisable or not exercised under this subsection will lapse.

            (b) Disabled Optionee. If employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee who is a Disabled Optionee is terminated without Cause, any Option that is then exercisable under
Section 7(c) above will be exercisable by such an Optionee, or the Optionee's agent or guardian, at any time prior to the earliest of expiration date of such Option or within ninety (90) days after the date of such termination of employment, independent contractor relationship or service as a member of the Board of Directors, whichever is applicable. All Options not exercisable or not exercised under this subsection will lapse.

            (c) Death of Optionee. If employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee terminates on account of death, any Option that is then exercisable under Section 7(c) above will be exercisable by the person or persons entitled to do so under the will of the Optionee, or, if the Optionee fails to make testamentary disposition of the Option, by the legal representative of the Optionee's estate at any time prior to the expiration date of such Option or within ninety (90) days after the date of death, whichever is the shorter period. All Options not exercisable or not exercised under this subsection will lapse.

            (d) Termination for Cause. If an Employer terminates the employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee for Cause, all outstanding Options held by the Optionee at the time of such termination, regardless whether then exercisable, will automatically lapse unless the Committee notifies the Optionee that the Options will not terminate. If an Option is exercised after the act or omission of the Optionee that defines the termination as a termination for Cause, but before the Employer determines that termination is for Cause, such exercise will be void ab initio and reversed by the parties.

      11. Cancellation of Unexercised Options. To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under Sections 7, 10, or 12 it will be cancelled.

      12. Written Option Agreement. All Options will be evidenced by written Option Agreements which shall set forth the name of the Optionee, the number of shares of Stock subject to the Option, the exercise price per share of Stock, whether the Option is an Incentive Option or a Non-statutory Option and the term over which the Option may be exercised. Option Agreements will comply with and be subject to all of the terms, conditions and limitations set forth in this Plan and such further provisions, not inconsistent with this Plan, as the Committee will deem appropriate.

      13. Adjustments. Changes or adjustments in the Option Price, number of shares subject to an Option or other specifics as the Committee should decide will be considered or made pursuant to the following rules.

            (a) General Rule. If the outstanding Stock of the Company is increased or decreased, or is changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments will be made in the exercise price or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Committee will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. No adjustment provided for in this
Section 13 will require the Company to issue or sell a fraction of a share or other security. Nothing in this subsection will be construed to require the Committee to make any specific or formula adjustment.

            (b) Prohibited Adjustment. If any such adjustment provided for in this Section 13 requires the approval of shareholders in order to enable the Company to grant or amend Options, then no such adjustment will be made without the required shareholder approval. Notwithstanding the foregoing, if the effect of any such adjustment would be to cause an Incentive Option to fail to continue to qualify under section 422 of the Code or to cause an event described in section 424(h) of the Code, the Committee may omit such adjustment.

            (c) Further Limitations. Nothing in this section will entitle the Optionee to adjustment of his or her Option in the following circumstances:

                  (i) the issuance or sale of additional shares of the Company's common stock, through public offering or otherwise;

                  (ii) a transaction described in Section 23 below;

                  (iii) the issuance or authorization of an additional class of stock of the Company; or

                  (iv) the conversion of convertible preferred stock or debt of the Company into common stock.

      14. Administration. Except as otherwise specifically reserved to the Board of Directors, the Plan will be administered by a committee of not less than two members each of whom is a "non-employee director" as defined in Rule 16b-3(b)(3)(i), promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act"), and who are also "outside directors" within the meaning of section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board, in accordance with the foregoing rules. The Board may remove any Committee member at its discretion. An individual Committee member will not participate in any deliberations or decisions relating to the grant or administration of Options with respect to which such person is or may be the Optionee.

      The Committee may, in its discretion, interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved for the Board. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Board or any Committee shall be liable for the action taken or failed to be taken in good faith or determination made pursuant to the Plan.

      Notwithstanding anything contained herein to the contrary, only the Board of Directors may determine the terms and conditions of awards to non-employee directors (to the extent not set forth in Section 4), including acceleration of exercise dates and waivers or modifications of restrictions.

      15. Conformity with Section 422. It is the intent of the Company that the Plan and its administration conform strictly to the requirements of section 422 of the Code with regard to Incentive Options. Therefore, notwithstanding any other provision of this Plan, nothing herein will contravene any requirement set forth in section 422 of the Code with respect to Incentive Options and if inconsistent provisions are otherwise found herein, they will be deemed void and unenforceable or automatically amended to conform, as the case may be.

      16. Withholding. If, upon exercise of any Non-statutory Option (or any Incentive Option which is treated as a Non-statutory Option because it fails to meet the requirements set forth herein for Incentive Options), the Optionee fails to tender payment to the Company any required federal income tax withholding, the Committee shall withhold from the Optionee sufficient shares or fractional shares having a Fair Market Value equal to any amount which the Company is required to withhold under the Code.

      17. Rights as a Shareholder. An Optionee, or the Optionee's executor, administrator or legatee if the Optionee is deceased, will have no rights as a shareholder with respect to any Stock covered by an Option until the date of issuance of the stock certificate to such person after receipt of the consideration in full set forth in the Option Agreement. Except as provided in
Section 13 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for any distributions for which the record date is prior to the date on which the Option is exercised.

      18. Modification, Extension and Renewal. Subject to the conditions of, and within the limitations prescribed in, Section 15 hereof, the Committee (or the Board of Directors in the case of Options granted to non-employee directors) may modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan.

      19. Investment Purposes, Etc. Unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares may be accomplished at the time of exercise pursuant to effective registrations under the Securities Act of 1933 (the "1933 Act") and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations, prior to the issuance or delivery of any shares of Stock under the Plan, the person exercising the Option may be required to:

            (a) represent and warrant that the shares of the Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

            (b) represent and warrant that such person will not, directly or indirectly, transfer, sell assign, pledge, hypothecate or otherwise dispose of any such shares; and

            (c) execute such further documents as may be reasonably required by the Committee upon exercise of the Option or any part thereof.

The certificate or certificates representing the shares of Stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws.

Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any Stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the 1933 Act, as amended, the State of Delaware securities laws, or any other applicable rule or regulation then in effect.

      20. Limitation of Effect. This Plan, and any Option granted under this
Plan: will not confer upon any Optionee any right with respect to continued employment or independent contractor status by any Employer nor shall they alter, modify, limit or interfere with any right or privilege of the Employers under any employment or independent contractor agreement heretofore or hereinafter executed with any Optionee, including the right to terminate any Optionee's employment or independent contractor status at any time for or without Cause, to change the Optionee's level of compensation or to change the Optionee's responsibilities or position.

      21. Notice of Disqualifying Dispositions. The Committee will notify each Optionee that he or she will lose the tax benefits of section 421 of the Code if he or she disposes of Stock acquired by the exercise of an Incentive Option, other than by will or the laws of descent and distribution, within two (2) years after the date of grant or within one (1) year after exercise.

      22. Compliance with Other Laws and Regulations. The Plan, the Options granted hereunder, and the obligation of the Company to sell and deliver Stock under such Options, will be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required. The Company will not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of any such Stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the Stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal, state or foreign securities laws, or obtaining any ruling or waiver from any government body which the Company will, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required. With respect to persons subject to section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      23. Corporate Reorganizations. Upon the dissolution or liquidation of the Company, the Plan will terminate and all Options will lapse. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of options covering the stock of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided. If Options hereunder shall terminate pursuant to the foregoing provisions of this section, the Committee, in its sole discretion, may grant to each affected Optionee the right, at such time prior to the consummation of the transaction causing such termination as the Committee shall designate, to exercise the unexercised portions (including any unvested portions) of this Option.

      24. Amendment and Termination. The Board may alter, amend, suspend or terminate this Plan, provided that no such action will deprive an Optionee, without his or her consent, of any Option granted to such person or of any of his or her rights under such Option, other than as specifically permitted by this Plan (as in effect on the Effective Date) or the relevant Option Agreement. Except as herein provided, no such action of the Board, unless approved by the shareholders of the Company within twelve months prior or twelve months after such action, may: (a) Increase the maximum number of shares for which Options granted under the Plan may be exercised; (b) reduce the minimum permissible Option Price; (c) extend the ten-year duration of this Plan set forth herein; or
(d) alter the class of employees or independent contractors eligible to receive Options.

      25. Golden Parachute Limitation. If any benefit to an Optionee hereunder may be considered, by itself or in the aggregate with any other benefit received or owed to the Optionee, an "excess parachute payment," as that term is defined by section 280G of the Code, the Committee, at its discretion may vary the terms of the Option Agreement prospectively or retroactively with the intent of preserving the rights and obligations of the parties to the Option Agreement while avoiding treatment of the benefit as an excess parachute payment.

      26. Severability. If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

      27. Governing Law. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the State of Delaware except to the extent that Delaware laws are preempted by any federal law.

PROXY CARD

                      OLYMPIC CASCADE FINANCIAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      OLYMPIC CASCADE FINANCIAL CORPORATION

The undersigned shareholder of Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Mark Goldwasser and Robert H. Daskal, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of the Company, to be held on March 15, 2006 at 12:00 P.M. at 120 Broadway, 27th Floor, New York, New York 10271, and at any adjournments thereof, with respect to the following:

                                   Proposals:

1. Election of Directors:

      |_| FOR the nominees listed below (except as marked to the contrary below)

      |_|   WITHHOLD AUTHORITY to vote for the nominees listed below

INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name listed below.

       Marshall S. Geller      Robert J. Rosan       Norman J. Kurlan

2. To approve and adopt an amendment to the Company's Certificate of Incorporation to change the name of the Company from Olympic Cascade Financial Corporation to National Holdings Corporation.

                |_| For         |_| Against       |_| Abstain

3. To approve and adopt an amendment to the Company's Certificate of Designation to decrease the conversion price of the Company's Series A Preferred Stock to $1.25 per share from $1.50 per share.

                |_| For         |_| Against       |_| Abstain

4. To approve the Company's 2006 Stock Option Plan.

                |_| For         |_| Against       |_| Abstain

5. To ratify the appointment of Marcum & Kliegman LLP as independent public accountants of the Company for the fiscal year ending September 30, 2006.

                |_| For         |_| Against       |_| Abstain

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the nominees named in proposal 1 and FOR proposals 2, 3, 4 and 5 as described herein.

The Board of Directors recommends voting in favor of each of the five (5) proposals.

Signature _________________________

Date ______________________________

Signature _________________________
              (if held jointly)

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

    PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.